                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 NICOR INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                   NICOR INC.
                 P.O. BOX 3014, NAPERVILLE, ILLINOIS 60566-7014
                                  630/305-9500

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 17, 1997

The Annual Meeting of Stockholders of NICOR Inc. will be held at The Northern Trust Company, 6th Floor Assembly Room, 50 South LaSalle Street, Chicago, Illinois, on Thursday, April 17, 1997, at 10:30 a.m. Central Daylight Saving Time, for the following purposes, all as set forth in the accompanying proxy statement:

     (1) election of a Board of Directors; and

     (2) approval of the NICOR Inc. 1997 Long-Term Incentive Plan.

Only stockholders of record on the books of the company at the close of business on February 17, 1997, will be entitled to vote at the meeting. The stock transfer books will not be closed.

                                          DAVID L. CYRANOSKI
                                          Senior Vice President,
                                          Secretary and Controller
March 6, 1997

                                   IMPORTANT

   The company has approximately 40,000 registered stockholders. In order that there may be a proper representation at the meeting, you are urged to vote, sign and mail all proxies you receive even though you plan to attend. If you attend the meeting you may vote personally on all matters brought before the meeting.

   Your prompt action in returning your proxy will be greatly appreciated. A return envelope, requiring no postage if mailed in the United States, is enclosed for your convenience.

The Northern Trust Company is located at 50 South LaSalle Street, the northwest corner of LaSalle and Monroe Streets. The map below shows parking garages and lots in the immediate vicinity.

                          [Parking Garages & Lots Map]

                                PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NICOR Inc., P.O. Box 3014, Naperville, Illinois 60566-7014, for use at the Annual Meeting of Stockholders to be held on April 17, 1997. The cost of soliciting proxies will be borne by the company. In addition to solicitation by mail, officers and regular employees of the company may solicit proxies by telephone, by facsimile or in person. A copy of the company's 1996 Annual Report, the Proxy Statement and the Form of Proxy is scheduled to be mailed on or about March 6, 1997, to all stockholders of record on February 17, 1997.

                                     VOTING

As of February 17, 1997, the company had outstanding 49,309,837 shares of Common Stock, par value $2.50 per share, and 149,006 shares of Preferred Stock, par value $50.00 per share. Each share outstanding on the record date for the meeting, regardless of class, entitles the holder thereof to one vote upon each matter to be voted upon at the meeting. Stockholders have cumulative voting rights in the election of Directors. For each share of stock owned, a stockholder is entitled to one vote for each Director nominee and may accumulate the total number of votes (determined by multiplying the number of shares held by the number of Directors to be elected) and cast them all for a single nominee or distribute them among any number of nominees. A majority of the outstanding shares of the company will constitute a quorum for purposes of the meeting. If a quorum is present, in person or by proxy, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the election of Directors will be required for the election of Directors. As a result, shares represented at the meeting and entitled to vote for Directors, but which withhold votes for Directors, will in effect be counted against the election, while shares held in the name of a broker which are represented at the meeting but not authorized to vote on this matter ("broker nonvotes") will not affect the outcome. The affirmative vote of a majority of the shares represented at the meeting and entitled to vote thereon will be required to approve the NICOR Inc. 1997 Long-Term Incentive Plan (the "1997 Plan") (Item 2). Shares represented at the meeting which abstain from voting on the 1997 Plan will have the effect of votes against the 1997 Plan, while broker nonvotes will not affect the outcome.

Any stockholder giving a proxy will have the right to revoke it at any time prior to the voting thereof by giving written notice to the Secretary of the company. All shares represented by valid proxies will be voted at the meeting or at any adjournment thereof as directed by the stockholders. In the absence of specific direction to the contrary, the shares represented by valid proxies will be voted FOR the election as Directors of all nominees herein named and, unless otherwise specified, FOR approval of the NICOR Inc. 1997 Long-Term Incentive Plan. In the event that any Director nominee shall be unable to serve, which is not now contemplated, the proxy holders may, but need not, vote for a substitute nominee. If stockholders withhold authority to vote for specific nominees, the proxies may accumulate such votes and cast them for other nominees. While the Board of Directors does not otherwise presently anticipate cumulating votes pursuant to proxies it obtains as a result of this solicitation, it reserves the discretionary authority to accumulate such votes and vote for less than all of the nominees named herein.

ITEM 1.  ELECTION OF DIRECTORS

The Directors to be elected are to hold office until the next succeeding annual meeting of stockholders or until their successors are elected and qualified.

NOMINEES

The names of the nominees are set forth below along with their business experience during the last five years and other directorships currently held, including directorships with companies whose securities are registered with the Securities and Exchange Commission. Each Director will also be a Director of Northern Illinois Gas Company, a subsidiary of NICOR Inc.


                       ROBERT M. BEAVERS, JR.; Age 53
[PHOTO]                Director since 1992
                       Business experience:  Senior Vice President since 1980 as
                            well as Zone Manager 1980-1993, McDonald's Corporation
                            (Restaurants).
                       Directorship:  McDonald's Corporation.

                       BRUCE P. BICKNER; Age 53
[PHOTO]                Director since 1996
                       Business experience:  Chairman of the Board and Chief
                            Executive Officer since 1988, DEKALB Genetics
                            Corporation (Agricultural Genetics and Technology) as
                            well as Chairman of the Board, 1988-1995, DEKALB Energy
                            Company (Gas and Oil Exploration and Production).
                       Directorships:  Castle Bancgroup Inc.; DEKALB Genetics
                       Corporation.

                 JOHN H. BIRDSALL, III; Age 53
[PHOTO]          Director since 1982
                 Business experience:  Private Investor; formerly President,
                      1982-1986, Birdsall, Inc., a subsidiary of NICOR Inc. (Containerized Shipping).

                 W. H. CLARK; Age 64
[PHOTO]          Director since 1989
                 Business experience:  Retired; formerly Chairman of the
                      Board, 1984-1994, and Chief Executive Officer, 1982-1994, Nalco Chemical Company (Specialty Chemicals and Services).
                 Directorships:  Bethlehem Steel Corporation; James River
                      Corporation; Merrill Lynch & Company, Inc.; Millennium Chemicals Inc.; Ultramar Diamond Shamrock Corporation; USG Corporation.

                 THOMAS L. FISHER; Age 52
[PHOTO]                 Director since 1988
                 Business experience:  Chairman of the Board since 1996,
                      Chief Executive Officer since 1995 and President and Chief Operating Officer since 1994, NICOR Inc., as well as President and Chief Executive Officer since 1988, Northern Illinois Gas Company.

                 JOHN E. JONES; Age 62
 [PHOTO]         Director since 1993
                 Business experience:  Retired; formerly Chairman of the
                      Board and Chief Executive Officer, 1989-1996, as well as President and Chief Operating Officer, 1988-1996, CBI Industries, Inc. (Industrial Construction).
                 Directorships:  Allied Products Corporation; Amsted
                      Industries, Inc.; Interlake Corporation; Valmont Industries, Inc.

                 DENNIS J. KELLER; Age 55
 [PHOTO]         Director since 1994
                 Business experience:  Chairman of the Board and Chief
                      Executive Officer since 1987, DeVry Inc., as well as Chairman of the Board and Chief Executive Officer since 1981, Keller Graduate School of Management (Technical and Management Education).
                 Directorship:  DeVry Inc.

                 CHARLES S. LOCKE; Age 68
 [PHOTO]         Director since 1982
                 Business experience:  Retired; formerly Chairman of the
                      Board and Chief Executive Officer, 1989-1994, Morton International, Inc. (Specialized Chemicals, Automotive Safety Products and Salt).
                 Directorships: Avon Products, Inc.; Thiokol Corporation; Whitman Corporation.

                 SIDNEY R. PETERSEN; Age 66
 [PHOTO]         Director since 1987
                 Business experience:  Retired; formerly Chairman of the
                      Board and Chief Executive Officer, 1980-1984, Getty Oil Company (Integrated Petroleum).
                 Directorships:  Avery Dennison Corporation; Group
                      Technologies Corporation; Seagull Energy Corporation; Union Bank of California.

                 DANIEL R. TOLL; Age 69
 [PHOTO]         Director since 1986
                 Business experience:  Corporate and civic director; formerly
                      President, 1980-1985, Walter E. Heller International Corporation (Financial Services).
                 Directorships:  Brown Group, Inc.; A. P. Green Industries,
                      Inc.; Kemper National Insurance Companies; Lincoln National Convertible Securities Fund, Inc.; Lincoln National Income Fund, Inc.; Mallinckrodt Inc.

                 PATRICIA A. WIER; Age 59
 [PHOTO]         Director since 1990
                 Business experience:  Faculty, University of Chicago
                      Graduate School of Business since 1995, as well as independent business consultant since 1994; formerly President, 1986-1993, Encyclopaedia Britannica North America, a division of Encyclopaedia Britannica, Inc. (Publishing).

BOARD AND COMMITTEE MEETINGS

The NICOR Board has an Audit Committee, a Compensation Committee and a Committee on Directors. During 1996, there were six meetings of the Board of Directors, four meetings of the Audit Committee, five meetings of the Compensation Committee and two meetings of the Committee on Directors. All incumbent

Directors attended more than 75% of the aggregate number of meetings of the Board and Committees on which they served, except Mr. Bickner, who attended 71%.

COMMITTEES

The Audit Committee, of which Messrs. Beavers, Bickner, Birdsall and Toll and Mrs. Wier (Chairperson) are members, is responsible for recommending to the Board of Directors the appointment of independent auditors; reviewing the scope, fees and findings of audits and other services as performed by the independent auditors; reviewing the activities and findings of the internal audit staff; and reviewing the company's system of internal controls.

Members of the Compensation Committee are Messrs. Clark, Jones, Keller, Locke (Chairman) and Petersen. The Committee is responsible for reviewing and approving or, where appropriate, making recommendations to the Board of Directors relating to executive changes, salaries and benefits.

Members of the Committee on Directors are Messrs. Clark, Jones, Locke and Toll (Chairman). The Committee is responsible for recommending Director nominees, Board committee members and nonmanagement Directors' compensation to the Board of Directors. Stockholders may recommend Director nominees for consideration by the Committee at any time in writing, giving pertinent background information.

DIRECTORS' COMPENSATION

Directors who are not company or subsidiary officers receive an annual retainer of $25,000, plus a $1,000 fee for each Board, Committee and stockholders meeting attended. Committee Chairpersons are paid an additional retainer of $5,000 per year. Directors may elect to defer the payment of retainers and fees using an interest equivalent option or a share unit option. The interest equivalent option accrues interest quarterly at a prime interest rate. Under the share unit option, deferred amounts are converted into share units based on the market price of NICOR Common Stock at the deferral date, with amounts equal to dividends and distributions paid on NICOR Common Stock during the interim converted into additional share units based on then current market prices for the company's Common Stock. At retirement, the Director will be entitled to a cash payment based on the number of share units then held and the then current market price of NICOR Common Stock. Once each year a Director may switch all or part of the balance between the interest equivalent option and the share unit option. Nonofficer Directors as a group received 5,683 share units for compensation deferred and dividends paid during 1996, with an average per share base price of $28.95. Under a program effective with the 1995-1996 term for Directors, nonofficer Directors will receive a grant of 300 shares of NICOR Common Stock, together with a cash award equivalent to the then market value of the shares, five months following commencement of each term that they serve.

SECURITY OWNERSHIP OF MANAGEMENT

Set forth below is the number of shares of the company's Common Stock beneficially owned by each of the Directors and the executive officers of the company named in the Summary Compensation Table and by all Directors and executive officers as a group as of February 17, 1997, with sole voting and investment power except as otherwise noted. No Director or executive officer beneficially owns more than 1% of the outstanding shares of Common Stock except Mr. Birdsall, who beneficially owns 2.2% of the outstanding shares, and no Director or executive officer owns any shares of Preferred Stock.

                                                                            AMOUNT AND NATURE OF
       NAME OF BENEFICIAL OWNER                      POSITION               BENEFICIAL OWNERSHIP
       ------------------------                      --------               --------------------
Robert M. Beavers, Jr.................    Director                                      4,518
Bruce P. Bickner......................    Director                                      1,300
John H. Birdsall, III.................    Director                                  1,070,903(1)
Philip S. Cali........................    Executive Officer                             8,434(2)(3)(4)
W. H. Clark...........................    Director                                      1,600
David L. Cyranoski....................    Executive Officer                            16,032(3)(4)
Thomas L. Fisher......................    Director and Executive Officer               72,154(3)
Kathleen L. Halloran..................    Executive Officer                             9,752(3)
John E. Jones.........................    Director                                      1,600
Dennis J. Keller......................    Director                                      7,472(5)
Charles S. Locke......................    Director                                     30,889(5)
Thomas A. Nardi.......................    Executive Officer                             7,698(3)(4)
Sidney R. Petersen....................    Director                                      4,261(4)
Daniel R. Toll........................    Director                                      2,600
Patricia A. Wier......................    Director                                      8,220(5)
Directors and Executive Officers as a
  Group...............................                                              1,256,280(1)(2)(3)(4)(5)
  Percentage of class.................                                                   2.54

---------------
(1) Includes 25,200 shares of Common Stock owned through a trust in which Mr. Birdsall is cotrustee with shared voting and investment power and for which he disclaims any beneficial interest, 625,200 shares of Common Stock owned through a trust for the benefit of Mr. Birdsall and his family in which he is cotrustee with shared voting and investment power and 173,723 shares owned by a family member's estate of which Mr. Birdsall is coexecutor and a beneficiary with shared voting and investment power.

(2) Includes 220 shares of Common Stock owned by Mr. Cali's wife in which Mr. Cali disclaims any beneficial interest.

(3) Includes shares or share equivalents held pursuant to company benefit plans as follows: (a) shares individuals have a right to acquire or will have the right to acquire within 60 days through the exercise of stock options: Mr. Cali, 5,000; Mr. Cyranoski, 12,500; Mr. Fisher, 40,000; Ms. Halloran, 4,000; Mr. Nardi, 4,000; and all Directors and executive officers as a group, 72,500; (b) shares held by the NI-Gas Savings Investment and Thrift Trust for: Mr. Fisher, 16,541; Mr. Nardi, 1,391; and all Directors and executive officers as a group, 17,932; and (c) share unit equivalents credited to their accounts under the Stock Deferral Plan, which enables officers to defer, and convert, up to 50% of their cash awards from the Annual Incentive Compensation Plan and/or Long-Term Incentive Plan into NICOR Common Stock, the receipt of which is deferred: Mr. Cali, 502; Mr. Cyranoski, 1,447; Mr. Fisher, 5,796; Mr. Nardi, 1,225; and all Directors and executive officers as a group, 9,687.

(4) Includes shares held jointly with a spouse or in trust as follows: Mr. Cali, 90; Mr. Cyranoski, 2,085; Mr. Nardi, 1,082; Mr. Peterson, 4,261; and all Directors and executive officers as a group, 8,648.

(5) The total shares owned by Messrs. Keller and Locke and Mrs. Wier and all Directors as a group include, respectively, 3,772, 29,289, 4,462 and 37,523 share unit equivalents credited to their accounts under the Directors Deferred Compensation Plan described on page 6.

In 1996, stock ownership guidelines were established for Directors and officers of the company and subsidiaries. These guidelines were established to align their interests with those of the stockholders and to strengthen the focus on activities that create shareholder value. The guidelines, stated as a multiple of the Director's annual retainer plus fees or the officer's base salary, are as follows: Nonofficer Director, three times; Chief Executive Officer, three times; Senior Vice President or President of a subsidiary, one and a half times; Vice President, one times; and Assistant Vice President, one-half times. Directors and officers are asked to comply with these guidelines through ownership of stock or stock equivalents within five years after inception of the guidelines or within five years of becoming a new Director or officer.

In 1997, through February 17, pursuant to its previously announced $50 million stock purchase program, the company purchased an aggregate of 203,000 shares of Common Stock from a Birdsall family trust of which Mr. Birdsall is cotrustee in a series of transactions for an aggregate purchase price of approximately $7.3 million. The purchase price in each transaction was determined by the closing price of the Common Stock on the New York Stock Exchange as of the date of each purchase. Additional purchases from this trust are expected to be made by the company during 1997.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The following information regarding compensation is given with respect to the Chief Executive Officer and other executive officers.

  Executive Compensation Philosophy

Executive compensation at NICOR is intended to assure that the company has management capable and motivated to serve customer, employee and stockholder interests. NICOR's executive compensation program is based upon two objectives:

        1) Provide market-competitive compensation opportunities; and

        2) Create strong links between shareholder value, financial performance and the pay of the company's top officers.

To achieve these objectives, the Compensation Committee reviews executive assignments, responsibilities and performance. The Committee establishes or, where appropriate, makes recommendations to the Board of Directors for executive compensation program design and participation; salaries; and incentive compensation opportunities, performance objectives and awards. The Committee is composed of outside directors, none of whom has interlocking relationships with company executives. The Committee has access to compensation consultants and to competitive pay and industry compensation practices.

NICOR's executive compensation program has two components -- annual compensation and long-term incentive compensation.

The annual compensation program is composed of base salary and annual incentive compensation.

     Individual salaries are set within salary ranges based on periodic comparison to actual pay for comparable positions in the gas utility, diversified utility and general industries which are blended together for comparison purposes. This blended group is different than the Standard & Poor's (S&P) Utilities Index shown in the Performance Graph following this report. The S&P Utilities Index currently includes gas distribution, pipeline and electric companies. The compensation surveys used in NICOR's comparison are weighted to the gas distribution industry and include proprietary surveys prepared by the American Gas Association and Peoples Energy Corporation, as well as gas utility and general industry surveys from the Towers Perrin and the Hewitt Associates compensation data banks. The midpoints of the base salary ranges are targeted at the 50th percentile of the competitive data for each position with minimums and maximums from 25% below to 25% above targeted levels. The executive officers' 1996 salaries averaged 13.2% below those midpoints. In establishing actual salaries and merit adjustments related to these ranges, the Committee considers individual performance, potential, experience and changes in duties and responsibilities since the previous salary review.

     Participation in the annual incentive compensation plan, which in 1996 included the Chief Executive Officer and the other executive officers, is extended to those positions that play the most important roles in carrying out the company's annual operating plans, and also reflects competitive practice. Annual incentive compensation opportunities are based on periodic reviews of comparable positions in the same manner as described previously for salaries. Annual incentive awards are targeted at about the 60th percentile of the competitive data. In establishing the actual bonus awards to be made, the Compensation Committee may take into account facts and circumstances which exist during the year.

     The Chief Executive Officer's annual incentive award is based primarily on a financial target which compares actual performance with predetermined performance objectives. Seventy percent of the target is based on the net income results of the company's utility operations and 30% based on the net income results of the nonutility and corporate operations. Mr. Fisher's annual incentive compensation for 1996 is discussed in greater detail in the section entitled CEO Compensation on page 11.

     The other NICOR officers have up to 85% of their annual incentive target based on goals related to the performance of Northern Illinois Gas, the company's primary subsidiary, and up to 50% related to the performance of the nonutility operations. Northern Illinois Gas officers have 100% of their annual incentive targets based on goals related to the performance of Northern Illinois Gas. The annual incentive target for Northern Illinois Gas officers is based equally upon achievement of financial and nonfinancial utility company goals. Nonfinancial goals relate to growth, cost management, customer satisfaction and safety. Annual incentive compensation for the executive officers for 1996 ranged from 91% to 126% of target, a result of achieving 125% of the utility net income goal, 0% of the nonutility net income goal and an average of 90% of the nonfinancial goals and personal objectives.

The long-term incentive compensation program is primarily comprised of stock options and dividend performance units and is intended to focus senior management clearly on the company's long-term objective of creating value for shareholders. Under this program, participants generally receive periodic grants of stock options and an equal amount of dividend performance units with a combined target award value based on periodic comparison to awards for comparable positions as described in the salary section above. The target awards are set at about the 60th percentile of competitive data for each position. Participants in these plans are selected by the Compensation Committee and include the Chief Executive Officer and other executive officers who are responsible for setting and carrying out the company's longer-range strategic plans.

     - Stock options carry a maximum 10-year term and are issued at market value.

     - Both stock options and dividend performance units vest after one year, but the exercise of stock options is generally restricted for a three-year period.

     - Each dividend performance unit accrues dividend equivalents at the rate dividends are paid on a share of NICOR stock over a specified performance period (three years for 1996 awards).

     - At the end of the restricted period, the stock options automatically become exercisable. Dividend performance units can be earned based upon objectives established by the Compensation Committee for NICOR's three-year total shareholder return relative to the S&P Utilities Index (the same peer group used in the Performance Graph shown following this report). The potential number of dividend equivalents earned can range from 0% to 150% of the number granted. A 100% payout is achieved when NICOR's performance is in the 60th percentile of the peer group comparison.

     - If NICOR's total shareholder return for the performance period is not positive, dividend performance units will not be earned, regardless of performance relative to the S&P Utilities Index.

Through this combination of stock options and dividend performance units, the long-term incentive compensation program is designed to motivate participants to manage the company so as to achieve increases in total shareholder return, rewarding them on the same basis that shareholders are rewarded -- through increases in stock price and dividends. From time to time, the company may also make restricted stock grants to selected key individuals.

Mr. Fisher's long-term incentive compensation for 1996 is described below. Long-term incentive compensation for the other executive officers for 1996 was 100% of target and was based on performance relative to the S&P Utility Group for the performance period 1994 through 1996.

  CEO Compensation

On April 22, 1996, Mr. Fisher's base salary was increased by $25,000, a 5.4% increase. The Committee considered the following factors when reviewing Mr. Fisher's salary: his job responsibility and scope; industry competitive data in utility and diversified utility companies, as well as general industry; his past salary adjustments; and individual performance, including leadership, organization development, shareholder/investor relations and civic/community/industry activities. The Committee did not attach any specific weighting to any one factor, and noted that some factors were more subjective than others.

The Committee awarded Mr. Fisher a grant of 34,000 stock options and dividend performance units on May 1, 1996. The annual target is set at about the 60th percentile of competitive data for his position as described in this report. Stock option awards vest after one year, are generally exercisable after three years and have a maximum 10-year term. The dividend performance units awarded to Mr. Fisher in 1996 for his annual award have a performance period of 1996 through 1998. Dividend performance units may be earned subject to the performance criteria described in this report. A 100% payout of each performance unit award is achieved if NICOR's total shareholder return is in the 60th percentile of the S&P Utilities Index for the performance period. If NICOR's total shareholder return for the performance period is not positive, dividend performance units will not be earned, regardless of performance relative to the S&P Utilities Index.

Mr. Fisher earned $266,750 in annual incentive compensation for performance in the calendar year 1996. This amounted to 100% of Mr. Fisher's target annual incentive compensation award. His target award was based on the achievement of predefined net income objectives, 70% on a utility performance target and the remainder on nonutility and corporate performance targets. Actual net income performance exceeded the utility target and was below the nonutility target. Based upon actual performance and individual contribution, the Board awarded Mr. Fisher 100% of the target award.

  1993 Tax Act

The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code. This section provides that compensation in excess of $1 million paid or accrued by the company to any of the five most highly compensated employees is not deductible by the company unless it meets procedural criteria mandated by law. The Internal Revenue Service (IRS) has interpreted this section of the Act and issued regulations. The criteria for preserving compensation deductibility are complex and could be subject to further modification.

The Compensation Committee has carefully reviewed the impact of Section 162(m) as it applies to the company's compensation programs. It is the Committee's policy to maximize the effectiveness, as well as the tax deductibility, of the company's executive compensation programs. Therefore, the Committee considers it to be in the best interests of the company's stockholders to retain somewhat broader discretion in determination of performance criteria and administration of the company's Annual Incentive Programs than that contemplated by the IRS regulations. In view of anticipated compensation levels of the covered employees in fiscal year 1997, the Committee expects that all compensation paid or accrued will qualify as a tax deductible amount.

         Compensation Committee of the Board of Directors of NICOR Inc.

        Charles S. Locke, Chairman  W. H. Clark  John E. Jones  Dennis J.
                           Keller  Sidney R. Petersen

STOCK PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total returns for NICOR Common Stock, the S&P Utilities Index and the S&P 500 Index as of December 31 of each of the years indicated, assuming $100 was invested on January 1, 1992, and all dividends were reinvested.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                                    [GRAPH]




                                1992    1993    1994    1995    1996

NICOR ........................  $115    $135    $116    $147    $199
S&P Utilities ................   108     124     114     161     167
S&P 500 ......................   108     118     120     165     203

SUMMARY COMPENSATION TABLE

The following table shows executive compensation for the years indicated for the Chief Executive Officer and the four other highest-compensated executive officers:

                                                                                     LONG-TERM COMPENSATION
                                                                                 ------------------------------
                                                    ANNUAL COMPENSATION            AWARDS          PAYOUTS
                                              --------------------------------   ----------   -----------------
                                                                  OTHER ANNUAL     SHARES         LONG-TERM          ALL OTHER
              NAME AND                        SALARY     BONUS    COMPENSATION   UNDERLYING   INCENTIVE PLAN(1)   COMPENSATION(2)
         PRINCIPAL POSITION            YEAR     ($)       ($)         ($)         OPTIONS            ($)                ($)
---------------------------------------------------------------------------------------------------------------------------------
T. L. Fisher                           1996   476,346   266,750      2,620         34,000          141,895            35,917
Chairman, President and                1995   439,481   271,975      2,550         80,000           37,350            31,247
  Chief Executive Officer              1994   394,039   197,439      2,500         37,000               --            26,201
  of the Company and Northern
  Illinois Gas Company
D. L. Cyranoski                        1996   199,539    87,763          0          9,500           34,515            13,332
Senior Vice President, Secretary       1995   188,846    56,067          0         23,000            8,404            11,441
  and Controller of the Company and    1994   171,923    59,720          0          9,000               --             9,332
  Northern Illinois Gas Company
T. A. Nardi                            1996   185,231    63,329          0          9,000           26,845             9,159
Senior Vice President Nonutility       1995   170,769    64,449          0         23,000            3,735             8,142
  Operations
  and Business Development of the      1994   137,200    43,418          0          7,000               --             6,097
  Company and Senior Vice President
  Business Development of Northern
  Illinois Gas Company
P. S. Cali                             1996   177,885    78,018          0          8,500                0             7,223
Senior Vice President Operations
  of Northern Illinois Gas Company(3)
K. L. Halloran                         1996   161,539    62,499          0          5,500           19,175             9,815
Senior Vice President Information
  Services, Rates and Human Resources
  of Northern Illinois Gas Company(3)

---------------
(1) Payouts under the Dividend Performance Unit program of the Long-Term Incentive Plan are made in cash or up to 50% can be deferred and converted into share unit equivalents in the Stock Deferral Plan. Each dividend performance unit accumulates dividends equivalent to dividends paid on one share of NICOR Common Stock during a three-year performance period. The payout is determined by a performance multiplier which ranges from 0 to 1.5 based on NICOR total shareholder return over the performance period as compared to the performance of the S&P Utilities Index. Payouts in 1996 relate to the Dividend Performance Units awarded in 1994 having a 1994-1996 performance period.

(2) Includes company contributions to the NI-Gas Savings Investment Plan and credits to the Supplemental Savings Investment Plan for Messrs. Fisher, Cyranoski, Nardi and Cali and Ms. Halloran of $17,937, $8,171, $7,002, $6,667 and $6,106, respectively; interest earned in excess of market on deferred salary for Messrs. Fisher, Cyranoski, Nardi, and Cali and Ms. Halloran of $10,988, $5,161, $2,157, $556, and $3,709, respectively; and
    amounts credited under the 1968 NI-Gas Incentive Compensation Plan for Mr. Fisher of $6,992.

(3) Not an executive officer during 1995 or 1994.

OPTION GRANTS TABLE

The following table shows stock options granted in 1996 to the Chief Executive Officer and the four other highest-compensated executive officers:

                                                      INDIVIDUAL GRANTS
                                      --------------------------------------------------
                                      NUMBER OF     % OF TOTAL
                                        SHARES       OPTIONS      EXERCISE
                                      UNDERLYING    GRANTED TO     OR BASE                    GRANT DATE
                                       OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   PRESENT VALUE(2)
                NAME                  GRANTED(1)   FISCAL YEAR    ($/SHARE)      DATE            ($)
                ----                  ----------   ------------   ---------   ----------   ----------------
T. L. Fisher........................    34,000          24         28.250     05/01/2006         109,480
D. L. Cyranoski.....................     9,500           7         28.250     05/01/2006          30,590
T. A. Nardi.........................     9,000           6         28.250     05/01/2006          28,980
P. S. Cali..........................     8,500           6         28.250     05/01/2006          27,370
K. L. Halloran......................     5,500           4         28.250     05/01/2006          17,710
All Stockholders(3).................       N/A         N/A            N/A            N/A     161,586,198

---------------
(1) Options become exercisable on May 2, 1999.

(2) Present value of grants on May 1, 1996, the date of grant, using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 4.7%, volatility of 15.8%, risk-free interest rate of 6.2%, and expected period outstanding of three years. The weighted-average present value of an option granted in 1996 was $3.22.

(3) For "All Stockholders" the present value is calculated based on the Black-Scholes value of $3.22 per option at May 1, 1996 and the outstanding shares of Common Stock on March 4, 1996, the record date of the 1996 Annual Meeting.

AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUE TABLE

The following table shows the aggregated stock option exercises in 1996 and the December 31, 1996 stock option values for the Chief Executive Officer and the four other highest-compensated executive officers:

                                                                                           VALUE OF
                                                                       NUMBER OF          UNEXERCISED
                                                                   SHARES UNDERLYING     IN-THE-MONEY
                                                                      UNEXERCISED       OPTIONS AT YEAR
                                                                    OPTIONS AT YEAR         END (2)
                                                                          END          -----------------
                                         SHARES         VALUE      -----------------     EXERCISABLE/
                                        ACQUIRED     REALIZED(1)     EXERCISABLE/        UNEXERCISABLE
                NAME                   ON EXERCISE       ($)         UNEXERCISABLE            ($)
                ----                   -----------   -----------   -----------------   -----------------
T. L. Fisher.........................         0           N/A        40,000/151,000    272,500/1,450,250
D. L. Cyranoski......................     3,500        29,313         12,500/41,500      117,750/401,375
T. A. Nardi..........................     4,000        49,875          4,000/39,000       27,250/381,125
P. S. Cali...........................         0           N/A          5,000/31,500       54,375/319,625
K. L. Halloran.......................         0           N/A          4,000/16,500       27,250/149,250

---------------
(1) Value based on market value of the company's Common Stock at date of exercise minus the exercise price.

(2) Value based on market value of the company's Common Stock at December 31, 1996, minus the exercise price.

LONG-TERM INCENTIVE PLAN--AWARDS IN 1996

The following table shows dividend units granted in 1996 to the Chief Executive Officer and the four other highest-compensated executive officers:

                                                                           ESTIMATED FUTURE PAYOUTS UNDER
                                                  PERFORMANCE                NON-STOCK PRICE-BASED PLAN
                                    NUMBER           PERIOD          -------------------------------------------
             NAME                  OF UNITS      UNTIL PAYMENT       THRESHOLD($)      TARGET($)      MAXIMUM($)
             ----                  --------      --------------      ------------      ---------      ----------
T. L. Fisher...................     34,000       1996 thru 1998         33,575          134,300        201,450
D. L. Cyranoski................      9,500       1996 thru 1998          9,381           37,525         56,288
T. A. Nardi....................      9,000       1996 thru 1998          8,888           35,550         53,325
P. S. Cali.....................      8,500       1996 thru 1998          8,394           33,575         50,363
K. L. Halloran.................      5,500       1996 thru 1998          5,431           21,725         32,588

Each dividend unit accumulates dividends equivalent to the dividends paid on one share of NICOR Common Stock during the three-year period. Estimated future payouts are based on the present NICOR Common Stock dividend rate. If dividends increase during this period, the dividend equivalents would increase proportionately. The payout is determined by a performance multiplier which ranges from 0 to 1.5 based on NICOR total shareholder return over the three-year performance period as compared to the performance of the S&P Utilities Index, except that no awards will be earned if shareholder return for the period is not positive, regardless of the performance relative to the S&P Utilities Index. All dividend units earned become payable three years after the date of grant.

RETIREMENT BENEFITS UNDER RETIREMENT PLANS

The following table shows the estimated annual benefits under the company's retirement plans on a straight life annuity basis at age 65 for various compensation bases and years of service classifications.

                                                                        YEARS OF SERVICE
    BASE                                        ----------------------------------------------------------------
COMPENSATION                                       15            20            25            30            35
------------                                    --------      --------      --------      --------      --------
  $150,000     .............................    $ 38,355      $ 51,140      $ 63,925      $ 76,710      $ 86,085
   250,000     .............................      65,355        87,140       108,925       130,710       146,335
   350,000     .............................      92,355       123,140       153,925       184,710       206,585
   450,000     .............................     119,355       159,140       198,925       238,710       266,835
   550,000     .............................     146,355       195,140       243,925       292,710       327,085
   650,000     .............................     173,355       231,140       288,925       346,710       387,335

The Retirement Plan, which covers all company and Northern Illinois Gas Company employees not covered by a bargaining agreement, including executive officers of the company, is an actuarially-based, defined benefit plan with benefits determined by "Base Compensation" (highest annual average of base salary for any consecutive 60-month period) and years of service. The base salary for this purpose is the amount shown under "Salary" in the Summary Compensation Table. Benefits payable under the Retirement Plan in excess of the limitations under the Internal Revenue Code will be paid under the terms of the Supplemental Retirement Plan. Under the Retirement Plan, an employee may elect to receive a lump sum benefit at retirement in lieu of semi-monthly payments. The lump sum payment is based on the actuarial present value of the future retirement payments utilizing the yield on 30-year Treasury Constant Maturities in effect at the beginning of the quarter during which retirement occurs. The benefits are not subject to any deduction for social security payments or any other offset amounts. Credited years of service under these arrangements are as follows: Mr. Fisher, 29; Mr. Cyranoski, 30; Mr. Nardi, 15; Mr. Cali, 19; and Ms. Halloran, 22.

CHANGE IN CONTROL ARRANGEMENTS

In the event of a "change in control" of the company, then the following would apply:

     Under the provisions of the 1989 Long-Term Incentive Plan, all outstanding stock options and restricted stock will automatically become fully exercisable and/or vested;

     Under the terms of the Salary Deferral Plan, any deferred balance account shall be determined as though the participant retired and distributed as soon as practical; and,

     Under the terms of the Capital Accumulation Plan, under which certain executive officers deferred a portion of their salary in 1984 and 1985, the amount deferred shall be credited at an interest rate of 20 percent per annum from the date of deferral, less amounts already received, and distributed as soon as practical following termination within two years for any reason other than death or total and permanent disability.

A change in control occurs if any person or group is or becomes a beneficial owner of 30% or more of the voting power of NICOR; if a tender offer not approved by the Board is made during which the offeror is or becomes the owner of 25% or more of the company's voting stock, or as a result of which the offeror could become the owner of 50% or more of the company's voting stock unless the offer is withdrawn by three business days prior to its scheduled termination; or if individuals who were the Board's nominees for election shall not constitute a majority of the Board.

ITEM 2. APPROVAL OF THE NICOR INC. 1997 LONG-TERM INCENTIVE PLAN

            (YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL)

BACKGROUND

In 1989, stockholders approved the NICOR Inc. 1989 Long-Term Incentive Plan (the "1989 Plan") for key executives of NICOR. However, changes in IRS regulations require stockholder approval of a similar successor plan to retain the tax deductibility of the executive compensation program. The NICOR Inc. 1997 Long-Term Incentive Plan (the "1997 Plan") is contingent on stockholder approval and, if adopted by stockholders, would replace the 1989 Plan and allow NICOR to come into compliance with these regulations. Payouts and measurements from the 1997 Plan remain at the same level as the 1989 Plan. Under the 1989 Plan, Stock Options for approximately 600,000 shares were outstanding as of February 17, 1997, and approximately 1,000,000 shares remained available for additional awards thereunder. The Board believes the Long-Term Incentive Plan has been successful in focusing management on stockholder interests and will continue to be a valuable tool for attracting, retaining and motivating key executives, and therefore recommends approval of the 1997 Plan.

PROPOSED PLAN

The 1997 Plan authorizes 2,000,000 shares of Common Stock, par value $2.50, to be used for stock options, alternate stock rights, restricted stock and performance unit awards. If an award made under the 1997 Plan expires, terminates or is forfeited, canceled or settled in cash without issuance of shares of Common Stock covered by the award, those shares will be available for future awards under the 1997 Plan. The 1997 Plan is unlimited in duration and, if terminated, will remain in effect at least as long as any options, alternate stock rights, restricted stock awards or performance unit awards remain outstanding. The closing price of the company's Common Stock reported on the New York Stock Exchange Composite Transactions for February 17, 1997 was $35.375.

ADMINISTRATION

The 1997 Plan will be administered by a committee selected by the Board, and shall consist of two or more members of the Board (the "Committee"). Initially the Compensation Committee of the Board will serve as the Committee. Subject to the provisions of the 1997 Plan, the Committee will have authority to select employees to receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions and provisions of such awards, to determine the value of performance units, and to cancel or suspend awards. In making such award determinations, the Committee may take into account the nature of services rendered by the respective employee, his or her present and potential contribution to the company's success and such other factors as the Committee deems relevant. The Committee is authorized to interpret the 1997 Plan; to establish, amend, and rescind any rules and regulations relating to the 1997 Plan; to determine the terms and provisions of any agreements made pursuant to the 1997 Plan; and to make all other determinations that may be necessary or advisable for the administration of the 1997 Plan.

Each stock option, alternate stock right, restricted stock award or performance unit award may be evidenced by an agreement containing such provisions consistent with the 1997 Plan that the Committee shall approve. While awards are generally nontransferable, the Committee may permit initial transferability without consideration to certain family members, family trusts and family partnerships. In the event of a change in control, all outstanding stock options, alternate stock rights and restricted stock will automatically become fully exercisable and/or vested, and dividend equivalents and performance units may be paid out in such manner and amounts as determined by the Committee. A change of control is defined to include: (a) the acquisition by any person of 20% or more of the company's voting stock, excluding acquisitions made by a benefit plan maintained by the company; or (b) a change in the majority of the Board or the incumbent Board as a result of an election contest.

PARTICIPATION

Key executives and managerial employees of the company and its subsidiaries may be selected by the Committee to receive awards under the 1997 Plan. The maximum number of shares that may be subject to awards made to any one employee in any calendar year shall be 200,000 shares. At the discretion of the Committee, an eligible employee may be a participant in the stock option, alternate stock right, restricted stock award or performance unit award portion of the 1997 Plan or any combination thereof, and more than one award may be granted to an eligible employee. Although no determination has been made as to the number of employees who will be eligible for awards under the 1997 Plan, based on the company's experience under the 1989 Plan approximately 30 employees of the company and its subsidiaries are currently eligible to be considered for awards under the 1997 Plan.

STOCK OPTIONS

A Stock Option is an award that entitles the employee to purchase shares of Common Stock at a price fixed at the time the option is awarded. Stock Options may be awarded under the 1997 Plan for a term of up to 10 years, with an exercise price to be established by the Committee at not less than the market value of the Common Stock on the date of the award or, if greater, the par value of the Common Stock. The 1997 Plan authorizes the award of both nonqualified stock options (NQOs) and incentive stock options (ISOs). The Committee may award dividend equivalents with respect to NQOs and, subject to the limitations provided in the Internal Revenue Code, with respect to ISOs. A dividend equivalent award earns an amount equal to dividends payable with respect to the number of shares that are subject to the option for the period the option is outstanding and unexercised. Under the 1997 Plan and except as otherwise described in this summary, an option may be exercised at any time during the exercise period established by the Committee, except that: (i) no option may be exercised after an employee is terminated for cause or (except in the case of death, disability or change in control) prior to the date an employee completes one continuous year of employment with the company and its affiliated companies after the award is made; (ii) no option may be exercised more than 10 years after the date of grant if employment with the company and its affiliated companies terminates by reason of death, disability or retirement; and (iii) if employment terminates for any other reason, no option may be exercised more than three months after termination with the company and its affiliated companies. The aggregate value (determined at the time of the award) of the Common Stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year may not exceed $100,000. The exercise price of options may be paid in cash, in shares of Common Stock or in any combination of cash and Common Stock, as the Committee may permit. Cash proceeds received by the company upon the exercise of any option will be added to the general funds of the company and used for general corporate purposes. Grants of options do not award any optionee any rights as a shareholder, and such rights will accrue only as to shares actually purchased through the exercise of an option.

ALTERNATE STOCK RIGHTS

Alternate stock rights (ASRs) are awards that may be granted in tandem with NQOs or ISOs and entitle the holder to receive an amount equal to the difference between the fair market value of a share of Common Stock at the time of exercise of the ASR and the option price, subject to the applicable terms and conditions of the tandem options. An ASR may be exercised at any time when the option to which it relates may be exercised and will terminate no later than the date on which the right to exercise the tandem option terminates. The Committee has discretion to determine whether the exercise of an ASR will be settled in cash, in Common Stock (valued at its fair market value at the time of exercise), or in a combination of the two. The exercise of an ASR requires the surrender of the tandem option, and the exercise of a stock option requires the surrender of any tandem ASR.

RESTRICTED STOCK

Restricted stock awards are grants of Common Stock made to employees subject to a required period of employment following the award (the "Restricted Period") and/or any other conditions established by the Committee. An employee will become the holder of shares of restricted stock free of all restrictions if he or she completes the Restricted Period and/or satisfies any other conditions as specified by the Committee; otherwise, the shares will be forfeited. Under the 1997 Plan, the Restricted Period for service-based stock may not be less than one year and, for those awards in lieu of service-based vesting, the award will be subject to other vesting conditions. The employee will have the right to vote the shares of restricted stock and, unless the Committee determines otherwise, the right to receive dividends on the shares. The employee may not sell or otherwise dispose of restricted stock until the conditions imposed by the Committee have been satisfied. The Committee may, in its discretion, substitute cash equal to the fair market value of Common Stock, determined as of the date of distribution, for some or all Common Stock otherwise required to be distributed to an employee.

PERFORMANCE UNITS

Performance units are awards granted to employees who may receive a value for the units at the end of a performance period established by the Committee if performance measures established by the Committee at the beginning of the performance period are met. Under the 1997 Plan, a number of performance units will initially be assigned by the Committee and the number of units actually earned will be contingent on future performance of the company or the holder's subsidiary, division or department over the performance period in relation to the established performance measures. Generally, performance units are intended to be performance-based compensation as defined in Section 162(m) of the Internal Revenue Code. However, the Committee has the discretion to award performance units that are not intended to satisfy the criteria of Section 162(m). For performance units representing shares of Common Stock when granted, the maximum number of shares that can be awarded to an individual in any calendar year is 200,000 shares. For performance units representing cash and for units stated as dividend equivalents when granted, the combined maximum aggregate value that can be earned by an individual for units granted in any calendar year is $600,000. Performance measures will be objective and may be based upon one or more of the following performance goals: total shareholder return, return on equity, return on investment, cost management, growth objectives and customer satisfaction. The Committee may state the value of performance units when awarded in Common Stock, cash or dividend equivalent rights, and in either case may pay awards when earned wholly in shares of Common Stock, wholly in cash, or in a combination of the two.

If a participant terminates employment during the performance period due to death or disability, if the performance units are not intended to meet the requirements of performance-based compensation, or in the event of a change in control, the Committee may accelerate the determination of the value of the units and settlement or make other adjustments as it deems appropriate. If a participant terminates for reasons other than death or disability and the performance units are intended to meet the requirements of performance-based compensation, the Committee may determine that the participant is entitled to a settlement, provided that any settlement shall not be made until the end of the performance period and shall not exceed the settlement that would be made if the participant remained an employee during the performance period.

ADJUSTMENTS

In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, the aggregate number of shares with respect to which awards may be made under the 1997 Plan, and the terms and the number of shares of any outstanding option, ASR, performance unit or restricted stock, may be equitably adjusted by the Committee in its sole discretion.

AMENDMENT

The 1997 Plan may be suspended, terminated or amended in any way by the Board, provided that, in the absence of shareholder approval, no amendment of the 1997 Plan or action of the Committee may increase the total number of shares of Common Stock with respect to which awards may be made under the 1997 Plan (except as discussed in "Adjustments" above). No amendment, suspension or termination of the 1997 Plan may alter or impair any option, ASR, share of restricted stock or performance unit previously awarded under the 1997 Plan without the consent of the holder thereof.

FEDERAL INCOME TAX CONSEQUENCES

Under present federal income tax laws, the grant of an NQO, ISO, ASR, restricted stock or performance unit award under the 1997 Plan will generally not result in taxable income to the employee at the time of the grant, and the company will not be entitled to a deduction at that time.

An employee generally will realize taxable ordinary income at the time of exercise of an NQO in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the company will be entitled to a corresponding deduction. The exercise of an ISO generally will not result in taxable income to the employee, nor will the company be entitled to a deduction at that time. Generally, if the employee does not dispose of the stock during the applicable holding period, any amount realized in excess of the exercise price will be taxed to the employee as capital gain upon disposition of such shares, and the company will not be entitled to any deduction for federal income tax purposes. If the holding period requirements are not met, the employee will generally realize taxable ordinary income, and a corresponding deduction will be allowed to the company at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. Dividends received by an employee on dividends awarded with respect to ISOs and NQOs will be taxable to the employee as ordinary income and will be deductible by the company.

Upon exercise of an ASR, the amount of cash or the fair market value of shares received will be taxable to the employee as ordinary income, and the company will be entitled to a corresponding deduction. The fair market value of restricted stock generally will be taxable to the employee as ordinary income at the time the restrictions lapse and/or performance measures are achieved, and the company will be entitled to a corresponding deduction. Dividends received by an employee during the restricted period will be taxable to the employee as ordinary income and will be deductible by the company. The amount of cash or the fair market value of shares received in payment of performance units will be taxable to the employee as ordinary income at the time of payment, and the company will be entitled to a corresponding deduction.

Any payment or acceleration of the payment of awards under the Plan because of a change in control may cause part or all of the amount paid to be treated as a "parachute payment" under the Internal Revenue Code, which may subject the employee to a 20% excise tax and which may not be deductible by the company. Special tax rules and elections apply under certain circumstances which may affect the timing and the measurement of income recognized in connection with awards under the Plan, particularly in the case of individuals subject to
Section 16(b) of the Securities Exchange Act of 1934 (generally, executive officers and directors), and which may affect the calculation of an employee's alternative minimum tax. All taxable income recognized by an employee under the 1997 Plan is subject to applicable tax withholding which may be satisfied, with the consent of the Committee, through the surrender of shares of Common Stock that the employee already owns, or to which the employee is otherwise entitled under the 1997 Plan.

                              INDEPENDENT AUDITORS

Upon recommendation of the Audit Committee, Arthur Andersen LLP, independent public accountants, has been reappointed by the Board to audit the accounts of the company for 1997. Arthur Andersen LLP has audited the accounts of the company and its predecessor since 1954. A representative of the firm will be present at the Annual Meeting of Stockholders with the opportunity to make a statement and respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

Stockholder proposals must be received at the company's General Office, P.O. Box 3014, Naperville, Illinois 60566-7014 on or before November 6, 1997, and must otherwise comply with Securities and Exchange Commission requirements to be eligible for inclusion in the Proxy Statement and the Form of Proxy relating to the 1998 Annual Meeting of Stockholders. In addition, written notice must be received on or before February 16, 1998 and must otherwise comply with the company's By-Laws in order for stockholder proposals to be presented at the 1998 Annual Meeting.

                                 OTHER MATTERS

As of the date of this Proxy Statement, the company knows of no other matters to be brought before the meeting. If, however, further business is properly presented, the proxy holders will act in accordance with their best judgment.

By order of the Board of Directors.

                                          DAVID L. CYRANOSKI
                                          Senior Vice President,
                                          Secretary and Controller
March 6, 1997

  PROXY SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned appoints Thomas L. Fisher, John H. Birdsall, III, Charles S. Locke, or any of them, proxies to vote all shares of stock which the undersigned is entitled to vote at the annual meeting of stockholders of the company, April 17, 1997 or at any adjournment thereof, on all matters as set forth in the Proxy Statement and on all other matters properly presented at the meeting.

  Proxies will be voted as directed.
  In the absence of specific direction, signed proxies will be voted FOR both items.



Continued and to be dated and signed on the other side

CONTINUED FROM THE OTHER SIDE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH PROPOSALS. INDICATE YOUR VOTE BY AN X IN THE APPROPRIATE BOXES.

-----------------------------------------------------------------------
1. Election of Directors  Nominees:
                          ---------------------------------------------
   [ ] FOR                1.  R. M. Beavers, Jr.    7.  D. J. Keller
       ALL Nominees       2.  B. P. Bickner         8.  C. S. Locke
                          3.  J. H. Birdsall, III   9.  S. R. Petersen
   [ ] WITHHOLD:          4.  W. H. Clark          10.  D. R. Toll
       ALL Nominees       5.  T. L. Fisher         11.  P. A. Wier
                          6.  J. E. Jones
   [ ] FOR
       ALL Nominees EXCEPT (1)
 (1) To Withhold authority to vote for any nominee, write that nominee's name below and mark an X in the "For ALL EXCEPT"
     box above.
-----------------------------------------------------------------------
-----------------------------------------------------------------------
2.  Approval of the NICOR Inc.       For    Against   Abstain
    1997 Long-Term Incentive Plan    [ ]      [ ]      [ ]
-----------------------------------------------------------------------

                                     P.O. Box 3014
                                     Naperville, IL 60566-7014
                                     630 305-9500
[NICOR LOGO]
-----------------------------------------------------------------------
        NICOR


P
R
O
X
Y                                                                                                    Date
                                                                                                         ---------------------------

Please vote, date and sign your name(s) exactly as         --------------------------------        ---------------------------------
shown and mail promptly in the enclosed envelope.          Stockholder Signature                   If Joint Account, ALL Should sign


[NICOR LOGO]                                                                                              P.O. Box 3014
---------------------------------------------------------------------------                               Naperville, IL 60566-7014
  NICOR

                                                                       APPENDIX












                                NICOR INC. 1997
                            LONG-TERM INCENTIVE PLAN

                               TABLE OF CONTENTS



          SECTION 1..............................................   1
                GENERAL..........................................   1
                  1.1.  Purpose..................................   1
                  1.2.  Participation............................   1
                  1.3.  Operation and Administration.............   1

          SECTION 2..............................................   2
                OPTIONS..........................................   2
                  2.1.  Definitions..............................   2
                  2.2.  Eligibility..............................   2
                  2.3.  Price....................................   2
                  2.4.  Exercise.................................   3
                  2.5.  Expiration Date..........................   3
                  2.6.  Dividend Equivalents.....................   4

          SECTION 3..............................................   4
                ALTERNATE STOCK RIGHTS...........................   4
                  3.1.  Definition...............................   4
                  3.2.  Eligibility..............................   4
                  3.3.  Exercise.................................   4
                  3.4.  Settlement of Award......................   4
                  3.5.  Expiration Date..........................   4

          SECTION 4..............................................   4
                RESTRICTED STOCK.................................   4
                  4.1.  Definition...............................   4
                  4.2.  Eligibility..............................   5
                  4.3.  Terms and Conditions of Awards...........   5
                  4.4.  Substitution of Cash.....................   6
                  4.5.  Deferred Delivery........................   6

          SECTION 5..............................................   6
                PERFORMANCE UNITS................................   6
                  5.1.  Definition...............................   6
                  5.2.  Eligibility..............................   6
                  5.3.  Terms and Conditions of Awards...........   6
                  5.4.  Settlement...............................   7
                  5.5.  Performance-Based Compensation...........   8

          SECTION 6..............................................  10
                OPERATION AND ADMINISTRATION.....................  10
                  6.1.  Effective Date...........................  10
                  6.2.  Shares Subject to Plan...................  10
                  6.3.  Individual Limits on Awards..............  10
                  6.4.  Adjustments to Shares....................  11
                  6.5.  Limit on Distribution....................  13
                  6.6.  Liability for Cash Payments..............  14
                  6.7.  Withholding..............................  14
                  6.8.  Transferability..........................  14

                  6.9.   Notices.................................   14
                  6.10.  Form and Time of Elections..............   15
                  6.11.  Agreement With Company..................   15
                  6.12.  Limitation of Implied Rights............   15
                  6.13.  Evidence................................   15
                  6.14.  Action by Company or Related Company....   16
                  6.15.  Gender and Number.......................   16

          SECTION 7..............................................   16
                CHANGE IN CONTROL................................   16

          SECTION 8..............................................   16
                COMMITTEE........................................   16
                  8.1.   Administration..........................   16
                  8.2.   Selection of Committee..................   16
                  8.3.   Powers of Committee.....................   16
                  8.4.   Delegation by Committee.................   17
                  8.5.   Information to be Furnished to Committee   18

          SECTION 9..............................................   18
                AMENDMENT AND TERMINATION........................   18

          SECTION 10.............................................   18
                DEFINED TERMS....................................   18

                                NICOR INC. 1997
                            LONG-TERM INCENTIVE PLAN


                                  SECTION 1

                                   GENERAL

     1.1. Purpose. The NICOR Inc. 1997 Long-Term Incentive Plan (the "Plan") has been established by NICOR Inc. (the "Company") to:

(a)  attract and retain key executive and managerial employees;

(b) motivate participating employees, by means of appropriate incentives, to achieve long-range goals;

(c) provide incentive compensation opportunities that are competitive with those of other major corporations; and

(d) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock;

and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

     1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the employees of the Company and/or the Related Companies who are key executives or managerial employees, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, and subject to the terms of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Except as otherwise agreed by the Company and the Participant, or except as otherwise provided in the Plan, an Award under the Plan shall not affect any previous Award under the Plan or an award under any other plan maintained by the Company or the Related Companies.

     1.3. Operation and Administration. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 6 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 10 of the Plan).

                                  SECTION 2

                                   OPTIONS

     2.1. Definitions. The grant of an "Option" under this Section 2 entitles the Participant to purchase shares of Stock at a price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this Section 2. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

     2.2. Eligibility. The Committee shall designate the Participants to whom Options are to be granted under this Section 2 and shall determine the number of shares of Stock to be subject to each such Option. In no event shall the aggregate fair market value of Stock (determined at the time the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and all Related Companies) exceed $100,000.

     2.3. Price. The determination and payment of the purchase price of a share of Stock under each Option granted under this Section 2 shall be subject to the following:

(a) The purchase price shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that in no event shall such price be less than the greater of: (i) 100% of the Fair Market Value of a share of Stock as of the date on which the Option is granted; or (ii) the par value of a share of Stock on such date.

(b) Subject to the following provisions of this subsection 2.3, the full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of a cashless exercise arrangement approved by the Committee, payment may be made as soon as practicable after the exercise) and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

(c) The purchase price shall be payable in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee. Except as otherwise provided by the Committee, payments made with shares of Company stock shall be limited to shares held by the Participant for not less than six months prior to the payment date.

(d) A Participant may elect to pay the purchase price (and satisfy the tax withholding obligation) upon the exercise of an Option through a cashless exercise arrangement to the extent provided by the Committee.

     2.4. Exercise. Except as otherwise expressly provided in the Plan, an Option granted under this Section 2 shall be exercisable in accordance with the following terms of this subsection 2.4:

(a) The terms and conditions relating to exercise of an Option shall be established by the Committee.

(b) No Option may be exercised by a Participant: (i) prior to the date on which the Participant completes a minimum of one continuous year of employment with the Company or any Related Company after the date as of which the Option is granted (provided, however, that the Committee may permit earlier exercise following the Participant's Date of Termination by reason of death or being Disabled); or (ii) after the Expiration Date applicable to that Option.

(c) The exercise of an Option will result in the surrender of the corresponding rights under a tandem Alternate Stock Right, if any.

     2.5. Expiration Date. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

(a)  the ten-year anniversary of the date on which the Option is granted;

(b) if the Participant's Date of Termination occurs for cause (as determined by the Committee), the Date of Termination;

(c) if the Participant's Date of Termination occurs by reason of death, becoming Disabled, or Retirement, the ten-year anniversary of the date on which such Option is granted;

(d) if the Participant's Date of Termination occurs for reasons other than Retirement, death, becoming Disabled, or cause, the three-month anniversary of such Date of Termination.

     2.6. Dividend Equivalents. The Committee may award Dividend Equivalents with respect to Non-Qualified Stock Options and, subject to the limitations of the Code, with respect to Incentive Stock Options. A Dividend Equivalent award shall permit the Participant to earn an amount equal to dividends payable with respect to the number of shares that are subject to the Option for the period the Option is outstanding and unexercised. The right to payment of such earned dividends shall be subject to such restrictions and limitations as may be imposed by the Committee.

                                  SECTION 3

                            ALTERNATE STOCK RIGHTS

     3.1. Definition. Subject to the terms of this Section 3, an Alternate Stock Right granted under the Plan is an Award that may be granted in tandem with an Option, and entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 3.4), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) the exercise price with respect to shares under the tandem Option.

     3.2. Eligibility. Subject to the provisions of the Plan, the Committee may grant the holder of any Option awarded under the Plan an Alternate Stock Right concurrent with, or subsequent to, the award of the Option.

     3.3. Exercise. An Alternate Stock Right shall be exercisable at the time the tandem Option is exercisable. The exercise of an Alternate Stock Right will result in the surrender of the corresponding rights under the tandem Option.

     3.4. Settlement of Award. Upon the exercise of an Alternate Stock Right, the value to be distributed to the Participant, in accordance with subsection 3.1, shall be distributed in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, in the discretion of the Committee.

     3.5. Expiration Date. The "Expiration Date" for the Alternate Stock Right shall be determined by the Committee, and shall not be later than the Expiration Date for the related Option.

                                  SECTION 4

                               RESTRICTED STOCK

     4.1. Definition. Subject to the terms of this Section 4, a Restricted Stock Award under the Plan is a grant of shares of

Stock to a Participant, the eligibility for or vesting of which is subject to a required period of employment and/or any other conditions established by the Committee.

     4.2. Eligibility. The Committee shall designate the Participants to whom Restricted Stock Awards are to be granted, and the number of shares of Stock that are subject to each such Award.

     4.3. Terms and Conditions of Awards. All Restricted Stock Awards granted to a Participant under the Plan shall be subject to the following terms and conditions and to such other conditions, not inconsistent with the Plan, as shall be prescribed by the Committee:

(a) A Restricted Stock Award granted to a Participant may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period of five years or such shorter period as the Committee may determine, but (subject to the provisions of Section 7, relating to Change in Control) not less than one year after the time of the grant of such Award; provided, however, that to the extent that, in addition to or in lieu of service-based vesting, the Award is subject to other vesting conditions (or other conditions on eligibility), the foregoing restrictions shall apply during the period in which the Award is not vested or during which such other conditions have not been satisfied (the "Restricted Period"). Except for such restrictions, the Participant as owner of such shares shall have all the rights of a shareholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee, the right to receive all dividends paid on such shares.

(b) The Committee may, at any time after the date of grant of a Restricted Stock Award, adjust the length of the Restricted Period to account for individual circumstances of a Participant or group of Participants, but (subject to the provisions of Section 7, relating to Change in Control), and subject to the Committee authority to grant Restricted Stock Awards with eligibility or vesting that is not based on service, in no case shall the length of the Restricted Period be less than one year.

(c) Except as otherwise determined by the Committee, in its sole discretion, a Participant whose Date of Termination occurs prior to the end of the Restricted Period for any reason shall forfeit all shares of Restricted Stock remaining subject to such Restricted Period.

(d) Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee. Each such certificate shall (to the extent applicable) bear the following (or a similar) legend:

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the NICOR Inc. 1997 Long-Term Incentive Plan and an agreement entered into between the registered owner and NICOR Inc. A copy of such plan and agreement is on file in the offices of the Secretary of NICOR Inc. at its principal executive offices."

4.4. Substitution of Cash. The Committee may, in its discretion, substitute cash equal to the Fair Market Value (determined as of the date of distribution) of Stock otherwise required to be distributed to a Participant in accordance with this Section 4.

4.5. Deferred Delivery. The Committee may, in its discretion, establish arrangements providing for deferred delivery of Restricted Stock, and may provide that, as a condition of receiving such Restricted Stock Awards, the Participant reduce eligible compensation otherwise payable to the Participant.

                                  SECTION 5

                              PERFORMANCE UNITS

     5.1. Definition. Subject to the terms of this Section 5, the Award of Performance Units under the Plan entitles the Participant to receive value for the units at the end of a Performance Period to the extent provided under the Award. The number of units earned, and the value received for them, will be contingent on the degree to which the "Performance Measures" established at the time of grant of the Award are met. For purposes of the Plan, the "Performance Period" with respect to the award of any Performance Units shall be the period over which the applicable performance is to be measured.

     5.2. Eligibility. The Committee shall designate the Participants to whom Performance Units are to be granted, and the number of units to be the subject to each such Award.

     5.3. Terms and Conditions of Awards. For each Award of Performance Units, the Committee will determine:

(a) the value of units, which may be stated in cash or in units representing shares of Stock, or may be stated as dividend equivalent rights (which dividend equivalent rights may, but need not be, associated with units representing shares of Stock);

(b) the Performance Measures used for determining whether the Performance Units are earned;

(c)  the Performance Period during which the Performance Measures will apply;

(d) the relationship between the level of achievement of the Performance Measures and the degree to which Performance Units are earned;

(e) whether, during or after the Performance Period, any revision to the Performance Measures or Performance Period should be made to reflect significant events or changes that occur during the Performance Period (provided that, if the Award is intended to satisfy the requirements for performance-based compensation, any such revisions occurring after the establishment of the Performance Measures may not result in an increase in the amount of settlement of the Award);

(f) the number of earned Performance Units to be paid in cash and the number of earned Performance Units to be paid in shares of Stock; and

(g) the extent to which shares of Stock distributed in settlement of the units shall be subject to vesting requirements or other conditions.

     5.4. Settlement. Settlement of units earned shall be wholly in cash, wholly in Stock or in a combination of the two, to be distributed in a lump sum or installments, as determined by the Committee.

(a) For Performance Units stated in units representing shares of Stock when granted, one share of Stock will be distributed for each unit earned, or cash will be distributed for each unit earned equal to either (i) the Fair Market Value of a share of Stock at the end of the Performance Period or
     (ii) the average Stock value over a period determined by the Committee.

(b) For Performance Units stated in cash when granted, the value of each unit earned will be distributed in its initial cash value, or shares of Stock will be distributed based on the cash value of the units earned divided by
     (i) the Fair Market Value of a share of Stock at the end of the Performance Period or (ii) the average Stock value over a period determined by the Committee.

(c) For Performance Units stated as dividend equivalent rights when granted, the value of each unit earned at the end of the period shall be distributed in cash based on the dividends paid on Stock during the period, or shall be distributed in shares of Stock based on the amount of dividends paid on Stock during the period, divided by (i) the Fair Market Value of a share of Stock at the end of the Performance Period or (ii) the average Stock value over a period determined by the Committee.

     5.5. Performance-Based Compensation. Except as otherwise provided in this subsection 5.5, Performance Unit Awards are intended to be "performance-based compensation", as that term is used in section 162(m) of the Code, and shall comply with the following requirements of this subsection 5.5, to the extent such compliance is determined by the Committee to be required for the Performance Unit Awards to be treated as "performance-based compensation."

(a) For Performance Units stated in units representing shares of Stock when granted, the number of shares covered by the Performance Unit Awards made to any Participant in any calendar year shall not exceed 200,000 shares of Stock (subject to adjustment in accordance with subsection 6.4). For Performance Units stated in cash when granted and for units stated as dividend equivalents when granted, the combined value of both types of units covered by the Performance Unit Awards made to any Participant in any calendar year shall not exceed $600,000. (For units stated as dividend equivalents, the foregoing limit shall be applied based on the maximum dollar amount payable for the units to the Participant at the end of the period, with such maximum to be established at the time of grant of the units.) The restrictions of this paragraph (a) shall not apply to Performance Units that are not intended to satisfy the performance-based compensation requirements, as described in paragraph (c) next below.

(b) For any Performance Unit Award, the Performance Measures established for the Performance Period shall be objective (as that term is described in regulations under Code section 162(m)), and shall be established in writing by the Committee not later than 90 days after the beginning of the Performance Period (but in no event after 25% of the Performance Period has elapsed), and while the outcome as to the Performance Measures is substantially uncertain. The Performance Measures established by the Committee shall be based on one or more of the following specific performance goals: total shareholder return; return on equity; return on investment; cost management; growth objectives; and customer satisfaction.

(c) The Committee, at the time of grant of a Performance Unit Award, may make settlement of a portion of the Award contingent on the achievement of such individual goals as may be established by the Committee; provided, however, that the portion of the Award that is contingent on achievement of individual goals is not intended to be performance-based compensation. Any other Performance Unit Awards granted under this Section 5 shall not be performance-based compensation, to the extent that the Committee, at the time of the grant of the Performance Units, designates such Awards as not being intended as performance-based compensation. The provisions of this subsection 5.5, reflecting the requirements applicable to performance-based compensation, shall not apply to the portion of the Award, if any, which is not intended to satisfy the performance-based compensation requirements.

(d) A Participant holding a Performance Unit Award shall not receive settlement of the Award until the Committee has determined, and certified in writing (by approved minutes or otherwise) that the applicable Performance Measures have been attained. To the extent that the Committee exercises discretion in making the determination required by this paragraph (d), or otherwise provides for a discretionary adjustment with respect to the Award after the grant date, such exercise of discretion may not result in an increase in the amount of settlement of the Award.

(e) If a Participant's Date of Termination occurs during a Performance Period applicable to any Performance Units granted to him:

     (i) If the Date of Termination occurs because of a Participant's death or being Disabled, or if the Performance Units are not intended to satisfy the requirements for performance-based compensation, the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Performance Units as to which he would otherwise be entitled, and may accelerate the determination of the value and settlement of such Performance Units or make such other adjustments as the Committee, in its sole discretion, deems appropriate.

     (ii) Subject to Section 7, if the Date of Termination occurs for reasons other than the Participant's death or being Disabled, and the Performance Units are intended to satisfy the requirements for performance-based compensation, the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Performance Units as to which he would otherwise be eligible, provided that any settlement of Performance Unit Awards shall not be made until the end of the Performance

      Period, and such settlement shall not exceed the settlement that the Participant would have received if the Participant's Date of Termination had occurred immediately after the end of the Performance Period.

                                  SECTION 6

                         OPERATION AND ADMINISTRATION

     6.1. Effective Date. Subject to the approval of the shareholders of the Company at the Company's 1997 annual meeting of its shareholders, the Plan shall be effective as of January 28, 1997 (the "Effective Date"); provided, however, that to the extent that Awards are made under the Plan prior to its approval by shareholders, they shall be contingent on approval of the Plan by the shareholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted.

     6.2. Shares Subject to Plan. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. Subject to the provisions of subsection 6.4, the number of shares of Stock which may be issued with respect to Awards under the Plan shall not exceed 2,000,000 (two million) shares in the aggregate (which includes 1,100,000 (one million one hundred thousand) shares which were reserved under the 1989 NICOR Inc. Long-Term Incentive Plan but which will not be awarded thereunder). Except as otherwise provided herein, any shares subject to an Award which for any reason expires or is terminated without issuance of shares (whether or not cash or other consideration is paid to a Participant in respect of such shares) shall again be available under the Plan.

     6.3. Individual Limits on Awards. Notwithstanding any other provision of the Plan to the contrary, no Participant shall receive any Award of an Option or an Alternate Stock Right under the Plan to the extent that the sum of:

(a)  the number of shares of Stock subject to such Award;

(b) the number of shares of Stock subject to all other prior Awards of Options and Alternate Stock Rights under the Plan within the one calendar year period that includes the date of the Award; and

(c) the number of shares of Stock subject to all other prior stock options and alternate stock rights granted to the Participant under other plans or arrangements of the Company and Related Companies within the one calendar year period that includes the date of the Award;

would exceed the Participant's Individual Limit under the Plan. Subject to the provisions of subsection 6.4, the determination made under the foregoing provisions of this subsection 6.3 shall be based on the shares subject to the awards at the time of grant, regardless of when the awards become exercisable. Subject to the provisions of subsection 6.4, a Participant's "Individual Limit" for any calendar year shall be 200,000 (two hundred thousand) shares.

     6.4. Adjustments to Shares.

(a) If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall adjust (i) the number of shares of Stock available under the Plan;
     (ii) the number of shares available under any individual or other limits;
     (iii) the number of shares of Stock subject to outstanding Awards; and
     (iv) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

(b) If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange, the shareholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its shareholders, there shall be substituted for the shares subject to outstanding Awards an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of the Company in respect of such shares, subject to the following:

     (i) If the Committee determines that the substitution described in accordance with the foregoing provisions of this paragraph (b) would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments to the Awards to the extent that the Committee determines such adjustments are consistent with the purposes of the Plan and of the affected Awards.

     (ii) All or any of the Awards may be cancelled by the Committee on or immediately prior to the effective date of the applicable transaction, but only if the Committee gives reasonable advance notice of the cancellation to each affected Participant, and only if either: (A) the Participant is permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or (B) the Participant receives payment or other benefits that the Committee determines to be reasonable compensation for the value of the cancelled Awards.

     (iii) Upon the occurrence of a reorganization of the Company or any other event described in this paragraph (b), any successor to the Company shall be substituted for the Company to the extent that the Company and the successor agree to such substitution.

(c) Upon (or, in the discretion of the Committee, immediately prior to) the sale to (or exchange with) a third party unrelated to the Company of all or substantially all of the assets of the Company, all Awards shall be cancelled. If Awards are cancelled under this paragraph (c), then, with respect to any affected Participant, either:

     (i) the Participant shall be provided with reasonable advance notice of the cancellation, and the Participant shall be permitted to exercise the Award for a reasonable period prior to the effective date of the cancellation; or

     (ii) the Participant shall receive payment or other benefits that the Committee determines to be reasonable compensation for the value of the cancelled Awards.

     The foregoing provisions of this paragraph (c) shall also apply to the sale of all or substantially all of the assets of the Company to a related party, if the Committee determines such application is appropriate.

(d) In determining what action, if any, is necessary or appropriate under the foregoing provisions of this subsection 6.4, the Committee shall act in a manner that it determines to be consistent with the purposes of the Plan and of the affected Awards and, where applicable or otherwise appropriate, in a manner that it determines to be necessary to preserve the benefits and potential benefits of the affected Awards for the Participants and the Company.

(e) The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(f) Except as expressly provided by the terms of this Plan, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to Awards then outstanding hereunder.

(g) Awards under the Plan are subject to adjustment under this subsection 6.4 only during the period in which they are considered to be outstanding under the Plan. For purposes of this subsection 6.4, an Award is considered "outstanding" on any date if the Participant's ability to obtain all benefits with respect to the Award is subject to limits imposed by the Plan (including any limits imposed by the Agreement reflecting the Award). The determination of whether an Award is outstanding shall be made by the Committee.

     6.5. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b) In the case of a Participant who is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) and the rules and regulations thereunder or to obtain any exemption therefrom.

(c) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

     6.6. Liability for Cash Payments.  Subject to the provisions of this
Section 6, each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

     6.7. Withholding. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Stock which the Participant already owns, or to which a Participant is otherwise entitled under the Plan; provided, however, that the Committee may require that shares surrendered to satisfy the withholding obligation be limited to shares held by the Participant for not less than six months prior to the withholding date.

     6.8. Transferability. Options with or without Alternate Stock Rights, Performance Units, and, during the Restricted Period, Restricted Stock awarded under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection 6.8, the Committee may permit Awards under the Plan to be transferred by a Participant for no consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of a Participant's Immediate Family or to a partnership for members of a Participant's Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to such Award prior to such transfer. In the discretion of the Committee, the foregoing right to transfer Awards shall also apply to the right to transfer ancillary rights associated with an Award. However, in no event shall an Incentive Stock Option be transferable to the extent that such transferability would violate the requirements applicable to such option under Code section 422.

     6.9. Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

     6.10. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

     6.11. Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

     6.12. Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee by any of the Company or any Related Company that the assets of such companies shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of such rights.

     6.13. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     6.14. Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or the rules of any stock exchange) by a duly authorized officer of the company.

     6.15. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

                                  SECTION 7

                               CHANGE IN CONTROL

     Subject to the provisions of subsection 6.4 (relating to the adjustment of shares), and except as otherwise provided in the Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

(a) All outstanding Options (including any outstanding tandem Alternate Stock Rights) shall become fully exercisable.

(b)  All Restricted Stock Awards shall become fully vested.

(c) Performance Units may be paid out in such manner and amounts as determined by the Committee.

                                  SECTION 8

                                  COMMITTEE

     8.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 8.

     8.2. Selection of Committee. The Committee shall be selected by the Board, and shall consist of two or more members of the Board.

     8.3. Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select employees to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 9) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, his present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

(b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

(c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

(f) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

     8.4. Delegation by Committee. Except to the extent prohibited by applicable law or the rules of any stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     8.5. Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                  SECTION 9

                           AMENDMENT AND TERMINATION

     The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 6.4 (relating to certain adjustments to shares), no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board, and further provided that, subject to subsection 6.4, no amendment of the Plan may increase the total number of shares of Stock with respect to which Awards may be made under the Plan.

                                  SECTION 10

                                 DEFINED TERMS

     For purposes of the Plan, the terms listed below shall be defined as follows:

(a) Award. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options (including Dividend Equivalents which may be granted under the Plan in connection with Options), Alternate Stock Rights, Restricted Stock Awards, or Performance Units.

(b) Board. The term "Board" shall mean the Board of Directors of the Company.

(c) Cashless Exercise. The "cashless exercise" of an Option is an Option exercise whereby the Participant may elect to pay the purchase price through the following procedures: The Participant shall notify the Corporate Secretary of the intent to exercise. Written instructions will then be prepared and delivered to the Company and the broker indicating the Participant's cashless exercise election and instructing the Company to deliver to the broker the Common Stock issuable upon exercise. The exercise of the Option will be executed on the same day that the broker is able to sell the stock. The broker will withhold from the proceeds of the sale and deliver to the Company an amount, in cash, equal to the Option exercise price. An additional amount for Federal and state tax withholdings may also be withheld and delivered to the Company at the Participant's election.

(d) Change in Control. The term "Change in Control" means the occurrence of any of the following:

     (i) Any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of stock of the Company representing 20 (twenty) percent or more of the total voting power of the Company's then outstanding stock; but excluding, for this purpose, any such acquisition by the Company, any Related Company, or any employee benefit plan (or related trust, or a fiduciary of the plan or trust) maintained by the Company or any Related Company.

     (ii) A tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 and the corresponding SEC rules) is made for the stock of the Company, which has not been negotiated and approved by the Board, provided that in case of a tender offer described in this paragraph (ii), the Change in Control will be deemed to have occurred upon the first to occur of (A) any time during the offer when the person (using the definition in paragraph (i) above) making the offer beneficially owns or has accepted for payment stock of the Company with 25 percent or more of the total voting power of the Company's outstanding stock or (B) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares beneficially owned by this person, stock with 50 percent or more of the total voting power of the Company's outstanding stock when the offer terminates.

     (iii) Individuals who were the Board's nominees for election as directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

     For purposes of this paragraph (d), (I) the term "Company" shall mean NICOR Inc. and shall include any Successor to NICOR Inc.; (II) the term "Successor to NICOR Inc." shall mean any corporation, partnership, joint venture or other entity that succeeds to the interests of NICOR Inc. by means of a merger, consolidation, or other restructuring that does not constitute a Change in Control under paragraphs (i), (ii), (iii) or (iv) next above; and (III) "beneficial ownership" shall be determined in accordance with Rule 13d-3 issued under the Securities Exchange Act of 1934.

(e) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f) Date of Termination. A Participant's "Date of Termination" shall be the date on which his employment with the Company and all Related Companies terminates for any reason; provided that a Date of Termination shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided that a Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Related Company approved by the Participant's employer. If, as a result of a sale or other transaction, a Participant's employer ceases to be a Related Company (and the Participant's employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination.

(g) Disabled. Except as otherwise provided by the Committee, "Disabled" means the inability of a Participant, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to be total and permanent during the remainder of the Participant's lifetime.

(h) Fair Market Value. The "Fair Market Value" of a share of Stock of the Company as of any date shall be the closing market composite price for such Stock as reported for the New York Stock Exchange - Composite Transactions on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

(i) Immediate Family. With respect to a particular Participant, the term "Immediate Family" shall mean the Participant's spouse, children, stepchildren, and adoptive relationships.

(j) Option. The term "Option" shall mean any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

(k) Related Companies. The term "Related Company" means any company during any period in which it is a "parent corporation" or a "subsidiary company" (as those terms are defined in Code sections 424(e) and 424(f), respectively) with respect to the Company.

(l) Retirement. "Retirement" of a Participant shall mean the occurrence of a Participant's Date of Termination: (i) following the Participant's attainment of age 65; (ii) because the Participant is Disabled; or (iii) under circumstances that constitute an early retirement pursuant to any plan of the Company or a Related Company that covers the Participant and is qualified under section 401(a) of the Code.

(m)  SEC.  "SEC" shall mean the Securities and Exchange Commission.

(n) Stock. The term "Stock" shall mean shares of common stock of the Company.